Exhibit 10.18

C&J INTERNATIONAL MIDDLE EAST FZCO
PHANTOM EQUITY ARRANGEMENT
US 3312040v.5
PARTICIPATION AGREEMENT
___________, 2015
[Participant Name]
[Address]
[City, State Zip]

Re:	Participation in the C&J International Middle East FZCO Phantom Equity Arrangement
Dear _______________:
You have been selected by the Board of Directors (the “Board”) of C&J Energy Services Ltd. (the “Parent”) to receive an award of Phantom Units (the “Award”) in consideration of and appreciation for your continued services and contributions to the Parent, to C&J International Middle East FZCO, a free zone company in the Jebel Ali Free Zone (the “Company”), or to any subsidiary of the Parent or the Company.
The Award is being granted to you pursuant to the C&J International Middle East FZCO Phantom Equity Arrangement (the “Arrangement”), a sub-plan of the C&J Energy Services 2015 Long Term Incentive Plan (the “Plan”). Copies of the Arrangement and the Plan are being furnished to you concurrently with this Participation Agreement (this “Agreement”) and shall be deemed a part of this Agreement as if fully set forth herein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Arrangement or the Plan, as applicable.
The number of Phantom Units subject to the Award shall be ______________. Payment of the Award is subject to the satisfaction of the vesting conditions set forth in Section 5.1 of the Arrangement. Following the satisfaction of the vesting conditions, the Award will become payable in accordance with Section 6 of the Arrangement; provided that, notwithstanding anything to the contrary contained in Section 6.1 of the Arrangement, the Parent may assign its payment obligation with respect to the Award to a Subsidiary subject to the approval of the Subsidiary in writing. In the event that you experience a termination of employment prior to the settlement of the Award, however, please see Section 5.3 of the Arrangement for a discussion of events that could result in either a potential acceleration of vesting or a forfeiture of the Award.
By executing this Agreement, you indicate that you have read, understand, and agree to the terms of this Agreement, the Arrangement and the Plan. Please execute and return a copy of this Agreement to the Parent prior to [_________, 20__], to indicate your acceptance of the terms and conditions applicable to the Award pursuant to this Agreement, the Arrangement and the Plan. The Parent will not make payment to you of the Award unless the Parent has received a signed copy of this Agreement.

The Parent is very pleased to be able to offer the Award to you and truly appreciates your dedication and commitment to the Parent, the Company and their affiliates. We are excited about the future and look forward to your success.

C&J ENERGY SERVICES LTD.
By:
Name:
Title:

ACCEPTED:
____________________________

[Participant]
____________________________

[Date]

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